Exhibit (99)-2

PROXY	KENSINGTON BANKSHARES, INC.	PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF KENSINGTON BANKSHARES, INC.
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 23, 2006

The undersigned hereby appoints Gerald K. Archibald, with full power of substitution and ratification, attorney-in-fact and Proxy of the undersigned to vote all shares of common stock of Kensington Bankshares, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 2:00 p.m. E.D.T. on Wednesday, August 23, 2006, at the Marriott Tampa Airport, Tampa International Airport, Tampa, Florida 33607, and at any and all adjournments thereof:

1.	Merger. A proposal to approve the plan of merger contained in the Agreement and Plan of Merger between Superior Bancorp and Kensington Bankshares, Inc., pursuant to which Kensington Bankshares, Inc. will be merged with and into Superior Bancorp, as more fully described in the joint proxy statement/prospectus.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

2.	Other Business. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the special meeting or any postponement or adjustments of the special meeting.

(Continued and to be dated and signed on reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Please sign exactly as name appears on the stock records of Kensington Bankshares, Inc. When shares are held jointly, both are requested to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signed as a corporation, please sign full corporate name by an authorized officer.

Dated: _ _ , 2006

Print Name

Signature of Stockholder(s)

Print Name

Signature of Stockholder(s)

PLEASE DATE, SIGN AND RETURN THIS PROXY TO
KENSINGTON BANKSHARES, INC. IN THE
ENCLOSED ENVELOPE. THANK YOU.